                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                  EMBREX, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                                    56-1469825
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1040 Swabia Court
Durham, North Carolina                                                   27703
(Address of Principal Executive Offices)                              (Zip Code)


                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

           AMENDED AND RESTATED NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plans)

                              Randall L. Marcuson,
                      President and Chief Executive Officer
                                1040 Swabia Court
                          Durham, North Carolina 27703
                     (Name and address of agent for service)

                                 (919) 941-5185
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Gerald F. Roach, Esq.
                           Christopher B. Capel, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                              Post Office Box 2611
                          Raleigh, North Carolina 27602
                                 (919) 821-1220

                                     CALCULATION OF REGISTRATION FEE
========================================================================================================
Title of securities      Amount to        Proposed maximum        Proposed maximum         Amount of
 To be registered      be registered     offering price per      aggregate offering     registration fee
                                              share (1)                 price
--------------------------------------------------------------------------------------------------------
   Common Stock        300,000 shares           $9.42                $2,826,000             $228.62
  $.01 par value
========================================================================================================

(1) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the plan are deemed to be offered at $9.42 per share, the average of the high and low prices for the common stock on June 4, 2003 on the Nasdaq National Market System.

                                     PART I

              Information Required in the Section 10(a) Prospectus

As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Amended and Restated Employee Stock Purchase Plan, as amended (the "Purchase Plan"), and the Amended and Restated Non-U.S. Employee Stock Purchase Plan, as amended (the "Non-U.S. Purchase Plan" and together with the Purchase Plan, the "Plans"), of Embrex, Inc. (the "Company"), as required by Rule 428(b) under the Securities Act of 1933. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               Information Required in the Registration Statement

This registration statement is filed to register 300,000 additional shares of common stock of the Company for issuance pursuant to the Plans. Registration statements on Form S-8 relating to the Plans, File Nos. 33-63318 and 333-42676, are effective, and such registration statements are incorporated in this registration statement by reference.

Item 3. Incorporation of Documents by Reference

The following additional documents have been filed with the Commission and are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Commission on March 28, 2003.

(b) Quarterly Report on Form 10-Q for the three months ended March 31, 2003 as filed with the Commission on May 13, 2003.

(c) Registration Statement on Form 8-A as filed with the Commission on August 29, 1991, and amended October 24, 1991 and November 5, 1991; and Registration Statement on Form 8-A as filed with the Commission on March 22, 1996, and amended January 6, 2003.

All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit No.   Description
-----------   -----------

4(1) Amendment to Rights Agreement dated as of January 6, 2003 between Embrex and Branch Banking and Trust Company, as Rights Agent

5             Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
              L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

23.2          Consent of Ernst & Young LLP

Exhibit No.   Description
-----------   -----------

24            Power of Attorney (included as part of the signature page hereof)

99.1          Amendment dated February 6, 2003 to Amended and Restated Non-U.S.
              Employee Stock Purchase Plan

99.2 Amendment dated May 15, 2003 to Amended and Restated Employee Stock Purchase Plan

99.3          Amendment dated May 15, 2003 to Amended and Restated Non-U.S.
              Employee Stock Purchase Plan


(1) Exhibit to the Company's Form 8-K as filed with the Securities and Exchange Commission on January 9, 2003 and incorporated herein by reference

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 6th day of June, 2003.

                                      EMBREX, INC.

                                      By: /s/ Randall L. Marcuson
                                          -----------------------
                                           Randall L. Marcuson
                                           President and Chief Executive Officer

We, the undersigned directors and officers of Embrex, Inc. (the "Company"), do hereby constitute and appoint Randall L. Marcuson and Don T. Seaquist or either of them, our true and lawful attorneys-in-fact and agents, with full powers of substitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as we might or could do in person; and we do hereby ratify and confirm all that the said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Company in the capacities indicated on the 6th day of June, 2003.

Signature                               Title                                Date
---------                               -----                                ----
/s/ Randall L. Marcuson         President, Chief Executive Officer     June 6, 2003
-----------------------         and Director
Randall L. Marcuson


/s/ Don T. Seaquist             Vice President, Finance and            June 6, 2003
-------------------             Administration (Principal Financial
Don T. Seaquist                 and Accounting Officer)


/s/ C. Daniel Blackshear        Director                               June 6, 2003
------------------------
C. Daniel Blackshear


/s/ David L. Castaldi           Director                               June 6, 2003
---------------------
David L. Castaldi


/s/ Peter J. Holzer             Director                               June 6, 2003
-------------------
Peter J. Holzer


/s/ Ganesh M. Kishore, Ph.D.    Director                               June 6, 2003
----------------------------
Ganesh  M. Kishore, Ph.D.


/s/ John E. Klein               Director                               June 6, 2003
-----------------
John E. Klein

                                  EMBREX, INC.
                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

4(1) Amendment to Rights Agreement dated as of January 6, 2003 between Embrex and Branch Banking and Trust Company, as Rights Agent

5             Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
              L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

23.2          Consent of Ernst & Young LLP

24            Power of Attorney (included as part of the signature page hereof)

99.1          Amendment dated February 6, 2003 to Amended and Restated Non-U.S.
              Employee Stock Purchase Plan

99.2 Amendment dated May 15, 2003 to Amended and Restated Employee Stock Purchase Plan

99.3          Amendment dated May 15, 2003 to Amended and Restated Non-U.S.
              Employee Stock Purchase Plan


(1) Exhibit to the Company's Form 8-K as filed with the Securities and Exchange Commission on January 9, 2003 and incorporated herein by reference